United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on August 16, 2005. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of June 30, 2005, and was previously included in the Company's second quarter Form 10-Q report filed on August 8, 2005.

Message from the President and CEO

Kansas City Life Insurance Company recorded second quarter net income of $8.4 million or $0.71 per share, a 12% improvement from the prior year’s $7.5 million or $0.63 per share. The increase was primarily the result of a $5.5 million reduction in benefits and expenses, although these improvements were partially offset by declines in insurance revenues.

Net income for the six months ended June 30, 2005 was $16.4 million or $1.37 per share. This represents a 25% increase from earnings of $13.1 million or $1.10 per share for the same period last year.

Insurance revenues declined 4% for the second quarter and 3% for the six month period, primarily due to lower premiums and contract charges. New sale premiums declined 6% for the second quarter and 4% for the six month period. Premiums from immediate annuities increased 15% for the second quarter and 34% for the six months.

Net investment income declined 3% for both the second quarter and six month period. Although the yield earned on the Company’s investment portfolio has been negatively affected by the low interest rate environment in prior periods and expenses related to real estate investments have increased, gross investment income has remained stable during the first two quarters of the year.

The largest factor in the second quarter reduction in benefits and expenses was a decline in the amortization of deferred acquisition costs. This change was due to a change in estimates, which reduced both contract charges and the amortization of deferred acquisition costs, and resulted in an additional $1.3 million in income before tax. Other favorable changes in benefits and expenses included reduced policyholder benefits, primarily due to improved mortality and lower benefits on group accident and health products. The lower interest rate environment resulted in reduced interest credited to policyholder account balances for both the quarter and six month periods. Finally, operating expenses declined $1.4 million in the second quarter and $3.3 million for the six month period, primarily due to efficiencies gained through the consolidation of GuideOne operating activities.

The Company is resolute in its pursuit of growth through improved new sales production from its existing network of agencies and agents, as well as the expansion of this network through recruitment of new, additional agencies and agents. We are truly excited about the growth opportunities that are present in our core business of providing life insurance and we look forward to reporting upon these growth opportunities in the future.

The Company is also pleased to announce that its Board of Directors has approved a quarterly dividend of $0.27 per share to be paid August 23, 2005 to shareholders of record as of August 18, 2005.

Consolidated
Balance Sheets
(Thousands)
	June 30	December 31
	2005	2004
	(Unaudited)
Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,976,315	$2,962,114
Equity securities available
for sale, at fair value	59,319	63,099
Mortgage loans	461,821	430,632
Short-term investments	18,740	67,980
Other investments	199,088	202,146

Total investments	3,715,283	3,725,971

Cash	13,037	4,147
Deferred acquisition costs	226,299	229,712
Value of business acquired	91,975	96,853
Other assets	257,190	255,480
Separate account assets	353,195	353,983
Total assets	$4,656,979	$4,666,146

Liabilities
Future policy benefits	$856,967	$859,890
Policyholder account balances	2,296,112	2,299,647
Notes payable	67,897	92,220
Income taxes	57,461	53,703
Other liabilities	312,755	313,807
Separate account liabilities	353,195	353,983

Total liabilities	3,944,387	3,973,250

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	24,720	24,279
Retained earnings	743,444	733,499
Accumulated other
comprehensive income	37,211	26,231
Less treasury stock	(115,904)	(114,234)

Total stockholders’ equity	712,592	692,896

Total liabilities and equity	$4,656,979	$4,666,146

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Income (Unaudited)
(Thousands, except share data)

	Quarter ended		Six Months ended
	June 30		June 30
	2005	2004	2005	2004
Revenues
Insurance revenues:
Premiums	$46,036	$47,319	$92,461	$94,370
Contract charges	28,135	29,381	56,897	58,530
Reinsurance ceded	(14,090)	(14,342)	(27,699)	(26,860)
Total insurance revenues	60,081	62,358	121,659	126,040
Investment revenues:
Net investment income	46,861	48,391	95,651	99,118
Realized investment gains (losses)	(378)	724	957	1,527
Other revenues	2,649	1,734	5,216	4,268
Total revenues	109,213	113,207	223,483	230,953

Benefits and expenses
Policyholder benefits	43,711	45,490	89,435	95,958
Interest credited to policyholder account balances	22,698	23,038	45,908	47,347
Amortization of deferred acquisition costs
and value of business acquired	8,640	10,612	19,305	20,460
Operating expenses	22,508	23,872	46,286	49,611
Total benefits and expenses	97,557	103,012	200,934	213,376

Income before income tax expense	11,656	10,195	22,549	17,577

Income tax expense	3,231	2,673	6,164	4,460

Net income	$8,425	$7,522	$16,385	$13,117

Per common share:
Net income, basic and diluted	$0.71	$0.63	$1.37	$1.10

Cash dividends	$0.27	$0.27	$0.54	$0.54

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Cash Flows (Unaudited)
(Thousands)

	Six Months ended
	June 30
	2005	2004

Operating activities
Net cash provided	$23,287	$38,744

Investing activities
Purchases of investments:
Fixed maturity securities	(302,895)	(475,685)
Equity securities	(1,433)	(2,077)
Mortgage loans	(64,943)	(26,252)
Other investment assets	(390,668)	(404,831)
Sales of investments:
Fixed maturity securities	89,312	80,424
Equity securities	5,226	2,476
Other investment assets	442,439	446,341
Maturities and principal paydowns
of other investments	239,768	304,016
Net additions to property and
equipment	(433)	(712)
Net cash provided (used)	16,373	(76,300)

Financing activities
Proceeds from borrowings	22,264	1,306
Repayment of borrowings	(46,587)	(5,759)
Deposits on policyholder account
balances	126,008	139,090
Withdrawals from policyholder
account balances	(119,253)	(103,294)
Net transfers to separate accounts	318	(7,805)
Change in other deposits	(5,851)	2,093
Cash dividends to stockholders	(6,439)	(6,545)
Net disposition (acquisition) of
treasury stock	(1,230)	139
Net cash provided (used)	(30,770)	19,225

Increase (decrease) in cash	8,890	(18,331)
Cash at beginning of year	4,147	20,029

Cash at end of period	$13,037	$1,698

See accompanying Notes to Consolidated Financial Statements.

Notes

•	Comprehensive income (loss) was $41,868 and $(48,998) for the second quarter of 2005 and 2004; and $27,365 and $(17,501) for the six months ended June 30, 2005 and 2004, respectively. This varies from net income largely due to unrealized gains or losses on investments.

•	Income per common share is based upon the weighted average
number of shares outstanding for the six months, 11,925,998
shares (11,926,817 shares - 2004).

•	These financial statements are unaudited but, in management’s opinion, include all adjustments necessary for a fair presentation of the results.

•	Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By:/s/William A. Schalekamp

William A. Schalekamp,

Senior Vice President,

General Counsel & Secretary

August 16, 2005

(Date)